Exhibit 16.1

April 28, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: GSV Capital Corp.

File No. 1-35156

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of GSV Capital Corp. dated April 28, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP